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                                                                     Exhibit 8.1

                               AKERMAN SENTERFITT
                                ATTORNEYS AT LAW
                          SUNTRUST INTERNATIONAL CENTER
                     ONE SOUTHEAST THIRD AVENUE, 28TH FLOOR
                              MIAMI, FL 33131-1714
                    PHONE (305) 374-5600 O FAX (305) 374-5095

                              December 11, 2001


Aviation Sales Company
623 Radar Road
Grennsboro, North Carolina 27410

         Re  Registration Statement on Form S-4 (File Number 333-69464)

Ladies and Gentlemen:

         1. You have requested our opinion as to material federal income tax consequences expected to result to holders of various securities of Aviation Sales Company (the "Company") pursuant to the transactions and issuance of securities described in and relating to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission) on September 14, 2001 (File No. 333-69464), as amended (the "Registration Statement").

         2. Capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to them in the Registration Statement.

         3. We have examined and relied on copies of such corporate records of the Company and other documents, including the Registration Statement on Form S-4 filed by the Company, and reviewed such matters of law as we have deemed necessary or appropriate for the purpose of this opinion. We have not made any independent investigation in rendering these opinions other than as described herein.

         4. Our opinion is based upon existing United States federal income tax laws, regulations, United States Internal Revenue Service administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

         5. We have not sought and will not seek any rulings from the United States Internal Revenue Service with respect to any consequences discussed in our opinion. Our opinion has no binding effect on the United States Internal Revenue Service or the courts of the United States. There can be no assurance that the United States Internal Revenue Service or a United States court would agree with our opinion if the matter were contested.
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Aviation Sales Company
December 11, 2001
Page 2


         6. We have advised the Company in connection with the material United States federal income tax consequences described in the Registration Statement. We confirm that the statements of law and legal conclusions contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences" are our opinion. While our opinion discusses the material anticipated United States federal income tax consequences, it does not purport to discuss all United States tax consequences and is limited to those United States tax consequences specifically discussed therein.

         7. In giving our opinion, we express no opinion other than as to the federal income tax law of the United States of America.

         8. This opinion is expressed as of the date hereof and we assume no responsibility to update this opinion.

         9. We are furnishing this letter in our capacity as counsel to the Company. This letter is not to be used, circulated, quoted or otherwise referred to for any other purposes, except as set forth in the Registration Statement.

         10. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          AKERMAN, SENTERFITT & EIDSON, P.A.

                                          /s/ Akerman, Senterfitt & Edison, P.A.